                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               RAILAMERICA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               RAILAMERICA, INC.
                       5300 BROKEN SOUND BOULEVARD, N.W.
                           BOCA RATON, FLORIDA 33487
--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 22, 2001
--------------------------------------------------------------------------------

To our Stockholders:

     Our 2001 annual meeting of stockholders will be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, on Friday, June 22, 2001, beginning at 10:00 a.m., local time. At the meeting, stockholders will act on the following matters:

     1. Electing of three class III directors, each for a term of three years;
and

     2. Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on April 26, 2001 are entitled to vote at the meeting or any postponement or adjournment.

                                            By order of the Board of Directors

                                            /s/ Gary O. Marino
                                            GARY O. MARINO
                                            Chairman of the Board, Chief
                                            Executive Officer and President

Boca Raton, Florida
May 16, 2001

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                      2001 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                               RAILAMERICA, INC.
                 ---------------------------------------------

                                PROXY STATEMENT

                 ---------------------------------------------

     This proxy statement contains information relating to our annual meeting of stockholders to be held on Friday, June 22, 2001, beginning at 10:00 a.m., at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, and to any adjournment or postponements.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three class III directors. In addition, our management will report on our performance during 2000 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, April 26, 2001, are entitled to receive notice of the annual meeting and to vote the shares of our common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend. Please note that if you hold shares in "street name," that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 18,850,554 shares of our common stock were outstanding and entitled to vote and held by approximately 511 stockholders of record. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast "for" or "against" any given matter.

     If less than a majority of outstanding shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and you attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy from the institution that holds their shares.

     Prior to the annual meeting, we will select one or more inspectors of election. These inspectors will determine the number of shares of common stock represented at the meeting, the existence of a quorum, the validity of proxies and will count the ballots and votes and will determine and report the results to us.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The enclosed proxy is solicited on behalf of the board of directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. The recommendation of the board of directors is set forth with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

     - FOR the election of the nominated slate of class III directors (see pages 6 to 8).

     The board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any other matter should properly come before the meeting or any nominee is not available for election, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in accordance with their best judgment.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. A plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Stockholders do not have the right to cumulate their votes for directors.

     OTHER ITEMS. For any other item which may properly come before the meeting, the affirmative vote of a majority of the shares of common stock present, either in person or by proxy, and voting will be required for approval, unless otherwise required by law. A properly executed proxy marked "ABSTAIN" with respect to any of those matters will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by these "broker non-votes" will, however, be counted in determining whether there is a quorum.

WHO PAYS FOR THE PREPARATION OF THE PROXY STATEMENT?

     We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection these activities. We will compensate only independent third party agents that are not affiliated with us but solicit proxies. At this time, we do not anticipate that we will be retaining a third party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expresses associated with retaining this solicitation firm.

     The approximate date that this proxy statement and the enclosed form of proxy are first being sent to stockholders is May 16, 2001. You should review this information in conjunction with our 2000 Annual Report to Stockholders, which accompanies this proxy statement. Our principal executive offices are located at 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487, and our telephone number is (561) 994-6015. A list of stockholders entitled to vote at the annual meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any stockholder.

                               SECURITY OWNERSHIP

     The following table shows each person known by us to beneficially own more than 5% of our outstanding shares of common stock. The following table also shows the amount of common stock beneficially owned by (a) each of our directors, (b) each of our executive officers named in the Summary Compensation Table below and (c) all of our directors and executive officers as a group. The table sets forth information with respect to (1) in column (A), the number of outstanding shares of our common stock that is beneficially owned by the named owner, (2) in column (B), the number of shares of our common stock that can be acquired by this person within 60 days upon the exercise of options or warrants and (3) the total of the amounts in columns (A) and (B). A person is deemed to be the beneficial owner of securities that can be acquired by this person within 60 days upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by this person (but not those held by any other person) and that are exercisable within 60 days have been exercised. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Except as otherwise indicated, all information is as of the record date.

                                                                           TOTAL NUMBER OF
                                                                               SHARES
                                              NUMBER OF       SHARES        BENEFICIALLY
                                               SHARES       ACQUIRABLE          OWNED        PERCENTAGE OF
                                                OWNED     WITHIN 60 DAYS      (COLUMNS        OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)          (A)           (B)           (A) + (B))         SHARES
---------------------------------------       ---------   --------------   ---------------   -------------
William Ehrman and Group(2).................  3,420,339             0         3,420,339            18.1%
  c/o Arthur Goetchius
  300 Park Avenue, 21st Floor
  New York, New York 10022
Lockheed Martin Investment Management
  Co.(3)....................................  2,679,162             0         2,679,162            14.2%
  6705 Rockledge Drive, Suite 550
  Bethesda, MD 20817
Cramer Rosenthal McGlynn, LLC(4)............  2,200,950             0         2,200,950            11.8%
  707 Westchester Avenue
  White Plains, NY 10604
Luther King Capital Management
  Corporation(5)............................  1,290,166             0         1,290,166             6.8%
  301 Commerce, Suite 1600
  Fort Worth, TX 76102
Dimension Fund Advisors, Inc.(6)............  1,176,729             0         1,176,729             6.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Gary O. Marino..............................    207,862       949,167         1,157,029             5.8%
John H. Marino..............................     96,500        43,333           139,833               *
Donald D. Redfearn..........................     20,876       202,778           223,654             1.2%
John M. Sullivan............................      2,000        43,333            45,333               *
Richard Rampell.............................      1,000        93,333            94,333               *
Charles Swinburn............................      1,000        93,333            94,333               *
Douglas R. Nichols(7).......................          0       234,060           234,060             1.2%

                                                                           TOTAL NUMBER OF
                                                                               SHARES
                                              NUMBER OF       SHARES        BENEFICIALLY
                                               SHARES       ACQUIRABLE          OWNED        PERCENTAGE OF
                                                OWNED     WITHIN 60 DAYS      (COLUMNS        OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)          (A)           (B)           (A) + (B))         SHARES
---------------------------------------       ---------   --------------   ---------------   -------------
W. Graham Claytor III.......................      1,000        63,833            64,833               *
Gary M. Spiegel(8)..........................      5,750        16,667            22,417               *
Robert B. Coward............................    105,815        57,500           163,315               *
Marinus van Onselen.........................          0        21,667            21,667               *
Ferd. C. Meyer, Jr..........................     11,995        35,000            46,995               *
William G. Pagonis..........................      1,939        35,000            36,939               *
All Directors and executive officers as a
  group (13 persons)........................    455,737     1,889,004         2,344,741            11.3%

---------------

  * Less than 1%
(1) Unless otherwise indicated, the address for the beneficial owner is RailAmerica, Inc., 5300 Broken Sound Boulevard, N.W., Boca Raton, Florida 33487.
(2) Based on Amendment No. 1, dated April 27, 2001, to Schedule 13D. Consists of
    (i) 1,857,264 shares of common stock beneficially owned by EGS Associates, L.L.C. (ii) 1,500,780 shares of common stock beneficially owned by Bev Partners, L.P., (iii) 62,195 shares of common stock beneficially owned by Jonas Partners, L.L.C. and (iv) 100 shares of common stock beneficially owned by Frederic Greenberg. In addition, under the securities laws, each of William Ehrman, Frederic Greenberg, Jonas Gerstl, Julia Oliver and EGS Management, L.L.C. may be deemed to own the 1,857,264 shares beneficially owned by EGS Associates and the 1,500,780 shares beneficially owned by Bev Partners because each of them is a general partner of each of EGS Associates and Bev Partners. The general partners disclaim beneficial ownership. Under the terms of a Waiver and Supplemental Agreement, dated as of April 14, 2000, by and between us and each of the above members of the EGS group, the EGS group has agreed to vote at any annual or special meeting of stockholders either (1) in favor of the nominees or proposals of our management or (2) in the same proportion as the other holders of common stock vote on any proposal.
(3) Based on Amendment No. 1, dated December 31, 2000, to Schedule 13G. Lockheed Martin Investment Management Co. is the named fiduciary and investment adviser of Lockheed Martin Corporation Master Retirement Trust. Lockheed Martin Investment Management Co. has been given sole voting and investment power with respect to the shares of common stock listed adjacent to its name in the above table.
(4) Based on Schedule 13G dated February 13, 2001. Cramer Rosenthal is an investment adviser.
(5) Based on Amendment No. 4, dated February 13, 2001, to Schedule 13G. Consists of 1,290,166 shares of common stock beneficially owned by Luther King Capital Management, 12,500 shares of common stock beneficially owned by Bryan King and 12,500 shares of common stock beneficially owned by Mason King. Luther King is an investment adviser.
(6) Based on Schedule 13G dated February 2, 2001. Dimensional Fund Advisors, Inc. is an investment advisor and serves as investment manager to some funds. In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the shares of common stock but these shares are beneficially owned by the funds. All of the shares of common stock reported above are owned by the funds. Dimensional disclaims beneficial ownership of these shares of common stock.
(7) Includes 140,727 shares issuable upon exercise of warrants to purchase our common stock at $8.25 per share owned by First London Securities Corporation. Mr. Nichols is President and principal stockholder of First London Securities Corporation.
(8) Includes 300 shares of common stock which are beneficially owned by Mr. Spiegel's wife.

                                  PROPOSAL 1.
            ELECTION OF DIRECTORS; NOMINEES AND CONTINUING DIRECTORS

     Our Certificate of Incorporation provides that we must divide our board of directors into three classes, as nearly equal in number as possible, designated class I, class II and class III. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. The current term of the class III directors terminates on the date of the annual meeting. The current term of the class I directors terminates on the date of our 2002 annual meeting of stockholders, and the current term of the class II directors terminates on the date of our 2003 annual meeting of stockholders. Messrs. Gary O. Marino, Richard Rampell and Douglas R. Nichols currently serve as class III directors and will stand for re-election at the annual meeting. Messrs. Donald D. Redfearn, Charles Swinburn and Ferd. C. Meyer, Jr. currently serve as class I directors. Messrs. John H. Marino, John M. Sullivan and William G. Pagonis currently serve as class II directors. If elected at the annual meeting, Messrs. Marino, Rampell and Nichols will serve until our 2004 annual meeting of stockholders or until their successors are duly elected and qualified.

     Messrs. Marino, Rampell and Nichols have consented to serve on our board of directors and the board of directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

NOMINEES FOR CLASS III DIRECTORS

     GARY O. MARINO - Mr. Marino has served as our Chairman of the Board of Directors since our formation in April 1992, as our Chief Executive Officer since March 1, 1994 and as our President since July 1996. Mr. Marino also served as our Treasurer from April 1992 through 1998. Mr. Marino joined us on a full-time basis in March 1994. Mr. Marino also served as Chairman of Huron Transportation Group, Inc. from its formation in 1987 until it merged with RailAmerica Services Corporation, another subsidiary of ours, in December 1993. From 1984 until October 1993, Mr. Marino served as Chairman, President and Chief Executive Officer of Boca Raton Capital Corporation, a publicly-traded venture capital firm and a former stockholder of ours. Mr. Marino received his B.A. degree from Colgate University in 1966 and an M.B.A. from Fordham University in 1973. From 1966 to 1969, Mr. Marino served as an officer of the United States Army Ordnance Corps. Gary O. Marino is the brother of John H. Marino.

     RICHARD RAMPELL - Mr. Rampell has served as a director of ours since July 1995. Mr. Rampell, a certified public accountant, is currently the Chief Executive of Rampell & Rampell, P.A., Certified Public Accountants, of Palm Beach, Florida. Mr. Rampell is a past President of the Palm Beach Tax Institute and a past President of the Florida Institute of CPA's, East Coast Chapter. Mr. Rampell graduated with honors from Princeton University with an A.B. degree and received an M.B.A. from the Wharton School at the University of Pennsylvania.

     DOUGLAS R. NICHOLS - Mr. Nichols has served as a director of ours since July 1996. Mr. Nichols is a certified public accountant and the founder, President and principal stockholder of First London Securities Corporation, a securities broker-dealer specializing in equity trading and investment banking. From 1989 to 1991, Mr. Nichols was a Vice President with the Dallas, Texas office of Smith Barney and from 1986 to 1989 was a broker with the Dallas branch of Shearson Lehman Brothers. Mr. Nichols is currently a member of the National Railway Historical Society. Mr. Nichols received a B.A. degree from Allegheny College in 1974.

CONTINUING CLASS I DIRECTORS

     DONALD D. REDFEARN - Mr. Redfearn has served as our Chief Administrative Officer since January 2000, has served as our Executive Vice President and Secretary since December 1994 and has served as an officer and director of ours since our formation in April 1992. Mr. Redfearn joined us on a full-time basis in January 1996. From September 1993 until September 1995, Mr. Redfearn served as President of Jenex Financial Services, Inc., a financial consulting firm. From 1984 until September 1993, Mr. Redfearn served in various capacities at Boca Raton Capital Corporation, including Senior Vice President, Assistant Secretary and

Treasurer. Mr. Redfearn also served as a Vice President of Huron Transportation until its merger with RailAmerica Services Corporation. Mr. Redfearn received his B.A. degree in Business Administration from the University of Miami and graduated from the School of Banking of the South at Louisiana State University.

     CHARLES SWINBURN - Mr. Swinburn has served as a director of ours since February 1995. Mr. Swinburn is currently a practicing attorney in the Washington, D.C. office of Morgan, Lewis & Bockius, where he specializes in environmental law. From April 1990 through August 1993, Mr. Swinburn served as a consultant to private industry and the government. Prior to that time, Mr. Swinburn served as Vice President of Rollins Environmental Services, Inc. Mr. Swinburn has served in various capacities at the U.S. Department of Transportation, most recently as Deputy Assistant Secretary for Policy and International Affairs. Mr. Swinburn received his B.A. degree from Princeton University in 1969, his M.B.A. from Harvard Business School in 1971 and his J.D. from the University of Pennsylvania in 1993.

     FERD. C. MEYER, JR. - Mr. Meyer became one of our directors in February 2000 at the time of our acquisition of RailTex. Mr. Meyer served as a director of RailTex from 1977 until our acquisition of RailTex. Mr. Meyer currently serves as Of Counsel to the law firm Salans, Hertzfeld, Heilbronn, Christy & Viener. From January 1998 to his time of retirement in July 2000, Mr. Meyer was Executive Vice President and General Counsel of Central and South West Corporation, a public holding company for five electric utility companies operating in Texas, Oklahoma, Arkansas, Louisiana, and the United Kingdom. From 1988 to January 1998, Mr. Meyer was Vice President and Assistant General Counsel of Central and South West Services, Inc., a subsidiary of Central and South West Corporation.

CONTINUING CLASS II DIRECTORS

     JOHN H. MARINO - Mr. Marino currently serves as our Chairman Emeritus of our board of directors. Mr. Marino has served as Vice Chairman of the Board of Directors since July 1996 and has been one of our directors since our formation in April 1992. Mr. Marino currently serves as President of Transportation Management Services, Inc., a position he has held since 1996. From April 1992 until July 1996, Mr. Marino served as our President and Chief Operating Officer. Mr. Marino founded, and from 1986 until April 1996, served as the President and a director of Huron & Eastern Railway Company, Inc., a subsidiary of ours. Mr. Marino also served as the President of Huron Transportation from its formation in January 1987 until its merger with RailAmerica Services Corporation in December 1993. Prior to founding Huron & Eastern in 1985, Mr. Marino served as President and Chief Executive Officer of several shortline railroads, as an officer of the Reading Railroad and with the United States Railway Association, Washington, D.C. Mr. Marino received his B.S. degree in civil engineering from Princeton University in 1961 and his M.S. degree in transportation engineering from Purdue University in 1963. From 1963 to 1965, Mr. Marino served as an officer of the United States Army Corps of Engineers. John H. Marino is the brother of Gary O. Marino.

     JOHN M. SULLIVAN - Mr. Sullivan has served as a director of ours since January 1993. From 1977 until 1981, Mr. Sullivan served, upon appointment by President Carter, as Administrator of the United States Federal Railroad Administration. From 1982 until 1990, Mr. Sullivan was President and Chief Executive Officer of Haug Die Casting, Inc. Mr. Sullivan is currently the Vice President -- Sales of Sullivan Die Casting, Inc., a manufacturer of zinc die casting, in which Mr. Sullivan owns a 19% ownership interest. Mr. Sullivan received his B.S. degree in engineering from the United States Naval Academy and served with the United States Navy as an officer, and ultimately as a carrier aviator from 1946 to 1954.

     WILLIAM G. PAGONIS - Mr. Pagonis became one of our directors in February 2000 at the time of our acquisition of RailTex, Inc. Mr. Pagonis served as a director of RailTex from February 1999 until our acquisition of RailTex. Mr. Pagonis is Executive Vice President of Logistics for Sears, Roebuck and Company, where he is responsible for all of Sears' logistics functions, including vendor relations, transportation, distribution, international logistics, outlet stores, home delivery services and the integration of logistics information services. Prior to joining Sears in November 1993, Mr. Pagonis served in the U.S. Army for 29 years, retiring with the three-star rank of Lieutenant General.

                INFORMATION REGARDING THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

HOW OFTEN DID THE BOARD OF DIRECTORS MEET IN 2000?

     The board of directors held a total of 4 meetings in 2000 and took a number of actions by unanimous written consent. Each director attended at least 75% of the total number of meetings of the board and committees on which he served.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The board of directors has a standing Audit Committee, Compensation Committee and Executive Committee. Messrs. Rampell, Nichols and Sullivan are the current members of our Audit Committee. Mr. Rampell, the Chairman of the Audit Committee, and Mr. Sullivan are both independent directors as required by applicable rules of the National Association of Securities Dealers. Mr. Nichols may not be independent due to transactions entered into in prior years between us and First London Securities Corporation, a company of which Mr. Nichols is President and principal shareholder. Our board of directors made the determination that Mr. Nichols' membership on the Audit Committee is required in the best interests of our Company and our stockholders due to his extensive experience with accounting concepts and procedures. This committee held 5 meetings during 2000. The duties and responsibilities of the Audit Committee include (i) recommending to the board of directors the appointment of our auditors and any termination of our auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Audit Committee is governed by a written charter approved by our board of directors. A copy of this charter is included in Appendix A.

     Messrs. Meyer, Pagonis and Swinburn are the current members of our Compensation Committee. This committee held 2 meetings during 2000. The Compensation Committee reviews and approves the compensation of our executive officers and administers each of our compensation and stock plans.

     In addition to the committees described above, our board has established an Executive Committee consisting of Messrs. Gary O. Marino, Donald D. Redfearn and Richard Rampell which held 4 meetings during 2000, and a Government Affairs Committee consisting of Messrs. John H. Marino, John Sullivan, Charles Swinburn and Douglas Nichols which held 2 meetings during 2000. The Executive Committee may exercise all the authority of the full board and take any action that could be taken by the board except those powers and duties that may not be delegated. The Government Affairs Committee recommends corporate policy and position on Federal and State legislative initiatives affecting the freight transportation industry, coordinates lobbying efforts with various regional and national industry and trade associations and agencies and establishes guidelines for use of government affairs outside consultants.

     The board does not have a standing nominating committee.

HOW ARE DIRECTORS COMPENSATED?

     Each of our non-employee directors receives a directors' fee of $2,000 per month, as well as $500 per board meeting and $400 for each additional day spent on our business. All directors are reimbursed for reasonable out-of-pocket expenses associated with travel to meetings of our board of directors or committees of our board of directors. Directors who are also employees of ours do not receive additional compensation for their services as directors.

     As more fully described on page 14, non-employee directors are eligible to receive options under our 1995 Non-Employee Director Stock Option Plan. The directors plan provides for an automatic grant of an option to purchase 50,000 shares of our common stock upon a person's election as a non-employee director of ours.

                                   MANAGEMENT

     Our executive officers are as follows:

NAME                                     AGE                  POSITION
----                                     ---                  --------
Gary O. Marino.........................  56    Chairman of the Board, Chief Executive
                                               Officer and President
Donald D. Redfearn.....................  48    Chief Administrative Officer, Executive
                                               Vice President, Secretary and Director
Gary M. Spiegel........................  51    Executive Vice President and Chief
                                               Operating Officer -- North American
                                               Rail Group
W. Graham Claytor III..................  50    Senior Vice President -- International
                                               Rail Group
Marinus Van Onselen....................  52    Chief Executive Officer, Freight
                                               Australia
Bennett Marks..........................  52    Senior Vice President and Chief
                                               Financial Officer
Walter Zorkers.........................  54    Senior Vice President -- Strategic
                                               Planning
John T. White..........................  70    Vice President and General Counsel

     The business experience of each of Messrs. Gary O. Marino and Donald D. Redfearn appears under the caption "Proposal 1 -- Election of Directors; Nominees and Continuing Directors" above.

     GARY M. SPIEGEL - Mr. Spiegel has served as our Executive Vice President and Chief Operating Officer -- North American Rail Group since he joined us in August 2000. Prior to joining us, Mr. Spiegel was Senior Vice
President -- Operations at CSX Transportation. Prior to joining CSX in 1998, Mr. Spiegel was employed by Conrail, a Class I carrier, and its predecessor railroads for 28 years in various capacities, most recent of which was Vice President -- Service Delivery.

     W. GRAHAM CLAYTOR III - Mr. Claytor has served as a Senior Vice President of ours since he joined us in March 1996. Prior to joining us, Mr. Claytor served as Managing Director of Southern Pacific's Plant Rationalization function where he was charged with selling, leasing and abandoning surplus branch and mainline trackage. Prior to joining Southern Pacific, Mr. Claytor served as Superintendent of the Buffalo & Pittsburgh Railroad and as Trainmaster for Norfolk Southern Corporation, and supervised marine terminal operations of the Virginia Maryland Railroad. Mr. Claytor received his B.S. degree from Boston University.

     MARINUS VAN ONSELEN - Mr. Van Onselen has served as Chief Executive Officer and a director of Freight Australia Limited, a subsidiary of ours, since May 1999. Prior to joining Freight Australia, from 1996 to 1998, Mr. Van Onselen was the General Manager of the private rail freight forwarding company Boxcar. Mr. Van Onselen was employed by V/Line Freight Corporation from 1985 to 1996, the last four and a half years of which as its Managing Director. Freight Australia acquired the business of V/Line Freight in April 1999. He has also been a past member of the boards of Tradegate Australia, the Victorian Grain Elevators Board, the FTC's Workshop Board, the FTC's Corporate Management Group and he has served on the Victorian Road Freight Advisory Council, as well as a number of other transport related committees and groups.

     BENNETT MARKS - Mr. Marks has served as our Senior Vice President and Chief Financial Officer since July 2000. From October 1993 to May 2000, Mr. Marks was Executive Vice President -- Finance, Chief Financial Officer and a director of ProxyMed, Inc., a public company that provides e-solutions for the health care industry. From April 1991 to October 1993, Mr. Marks served as Vice
President -- Finance and a director of another public company engaged in manufacturing and marketing of network management systems for use by telecommunication companies. From April 1981 to April 1991, Mr. Marks was an audit partner with KPMG Peat Marwick, an international accounting and consulting firm. While with KPMG, Mr. Marks was the partner on audits of numerous public companies and served as an Associate SEC Reviewing Partner. He also served as the Administrative Partner in charge of KPMG's West Palm Beach, Florida office. Mr. Marks is a certified public accountant.

     WALTER ZORKERS - Mr. Zorkers joined us in January 2001 as our Senior Vice President -- Strategic Planning. From January 2000 to May 2000, Mr. Zorkers served as a Director, Executive Vice President and Chief Financial Officer of Hvide Marine Incorporated, a publicly traded company that provides marine support and transportation services domestically and internationally. From April 1997 to December 1999, Mr. Zorkers served at Hvide Marine as Senior Vice President -- Corporate Development. From September 1999 to December 1999, Hvide Marine operated under the protection of the reorganization provisions of Chapter 11 of the United States Bankruptcy Code. From 1984 to 1997, Mr. Zorkers was the principal of Commonwealth Management Group, a privately owned management consulting firm in Boston, Massachusetts.

     JOHN T. WHITE - Mr. White joined us in January 2001 as our Vice President and General Counsel. Mr. White has over 30 years of legal experience, including general corporate law, mergers and acquisitions and domestic and international tax law. Prior to joining us, from January 1990 to January 2001, he was Vice President and General Counsel of JLM Industries, a publicly owned chemical manufacturer and distributor located in Tampa, Florida. Prior to that, Mr. White was a Partner at the New York offices of Baker & McKenzie and Wender, Murase & White. He was also Senior Vice President at Paribas Corporation, an affiliate of Banc Paribas. Mr. White, who is admitted to Federal Court Practice, is a member of both the Florida and New York State Bars. He received his A.B. from Harvard College, J.D. from Columbia University and LL.M in Tax from New York University.

ELECTION OF EXECUTIVE OFFICERS

     Our officers are elected annually and serve at the discretion of our board of directors.

HAVE WE COMPLIED WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934?

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons owning more than ten percent of our outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required to furnish us with copies of all reports they file.

     To our knowledge, based solely on a review of the copies of filings furnished to us and written or oral representations that no other reports were required, we believe that all of our directors and executive officers complied during 2000 with the reporting requirements of Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 2000, 1999 and 1998, the aggregate compensation awarded to, earned by or paid to (i) Gary
O. Marino, our Chairman of the Board, Chief Executive Officer and President,
(ii) Donald D. Redfearn, our Chief Administrative Officer, Executive Vice President and Secretary, (iii) W. Graham Claytor III, our Senior Vice
President -- International Rail Group, (iv) Robert B. Coward, our former Senior Vice President -- Manufacturing Group, (v) Gary M. Spiegel, our Executive Vice President and Chief Operating Officer -- North American Rail Group and (vi) Marinus Van Onselen, the Chief Executive Officer of Freight Australia, our Australian subsidiary. We refer to these executive officers as our named executive officers. We did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during these years.

SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION                COMPENSATION AWARDS
                                                      -------------------------------------    --------------------------
                                                                               OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                               COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR    SALARY($)    BONUS($)        (1)         OPTIONS(#)        ($)
---------------------------                   ----    ---------    --------    ------------    ----------    ------------
Gary O. Marino..............................  2000    $550,000     $692,600(2)   $    --         50,000(3)        --
  Chairman of the Board,                      1999     486,583(4)   417,500(2)   129,743(5)     550,000(6)        --
  Chief Executive Officer                     1998     301,000      230,617(7)   301,875(8)     350,000(9)        --
  and President
Donald D. Redfearn..........................  2000    $250,000     $250,100      $    --         53,333(10)
  Chief Administrative                        1999     181,000      142,500       34,490(5)     130,000(11)       --
  Officer, Executive Vice                     1998     151,000       52,031           --         20,000(12)       --
  President and Secretary
W. Graham Claytor III.......................  2000    $190,000     $ 80,100      $    --         30,500(13)
  Senior Vice President --                    1999     137,500       72,500       28,918(5)      31,500(14)       --
  International Rail Group                    1998     115,000       45,000           --         11,500(12)       --
Robert Coward...............................  2000    $212,144     $300,000(15)   $    --        11,500(3)        --
  Former Senior Vice President --             1999     153,297       30,469       58,419(5)      31,500(14)       --
  Manufacturing Group                         1998     115,000       57,000           --         11,500(12)       --
Gary M. Spiegel.............................  2000    $ 95,985     $ 94,945      $54,106(16)     50,000(17)
  Executive Vice President                    1999          --           --           --             --           --
  & Chief Operating Officer,                  1998          --           --           --             --           --
  North American Rail Group
Marinus van Onselen.........................  2000    $175,000     $ 64,166      $    --         15,000(17)       --
  Chief Executive Officer,                    1999     164,640           --           --         25,000(18)       --
  Freight Victoria..........................  1998          --           --           --             --           --

---------------

 (1) The aggregate amount of perquisites and other personal benefits provided to each named executive officer is less than 10% of the total amount of salary and bonus of the officer.
 (2) Includes forgiveness of $32,500 under a promissory note owed to us. See "Certain Transactions."
 (3) Represents options granted under our 1998 Executive Incentive Compensation Plan which have an exercise price of $8.75 per share.
 (4) Includes $100,583 which related to a deferred compensation plan that was paid directly to the executive officer.
 (5) Consists of amounts paid under a Supplemental Executive Retirement Plan.
 (6) Represents options for the purchase of 50,000 shares of our common stock at an exercise price of $8.75 and options for the purchase of 500,000 shares of our common stock at an exercise price of $9.00 granted under our 1998 Executive Incentive Compensation Plan.
 (7) Includes forgiveness of promissory notes owed to us in the amount of $80,617. See "Certain Transactions."
 (8) Represents gains on exercise of stock options and subsequent sales of the common stock.
 (9) Granted under the terms of Mr. Gary Marino's former employment agreement. These options have exercise prices ranging from $7.25 to $9.50 per share.

(10) Represents options for the purchase of 20,000 shares of our common stock at an exercise price of $8.75 per share and for the purchase of 33,333 shares of our common stock at an exercise price of $6.50 per share granted under our 1998 Executive Incentive Compensation Plan.
(11) Represents options for the purchase of 20,000 shares of our common stock at an exercise price of $8.75 and for the purchase of 110,000 shares of our common stock at an exercise price of $9.00 granted under our 1998 Executive Incentive Compensation Plan.
(12) Represents options granted under our 1998 Executive Incentive Compensation Plan which have an exercise price of $6.125 per share.
(13) Represents options for the purchase of 11,500 shares of our common stock at an exercise price of $8.75 per share and for the purchase of 19,000 shares of our common stock at an exercise price of $6.50 per share granted under our 1998 Executive Incentive Compensation Plan.
(14) Represents options for the purchase of 11,500 shares of our common stock at an exercise price of $8.75 and for the purchase of 20,000 shares of our common stock at an exercise price of $9.00 granted under our 1998 Executive Incentive Compensation Plan.
(15) Consists of amounts paid to Mr. Coward as severance payments in connection with the termination of his employment with us. Mr. Coward terminated his employment with us when we sold Kalyn/Siebert in December 2000.
(16) Consists of moving costs reimbursed to Mr. Spiegel when he began his employment with us.
(17) Represents options granted under our 1998 Executive Incentive Compensation Plan which have an exercise price of $6.25 per share.
(18) Represents options granted under our 1998 Executive Incentive Compensation Plan which have an exercise price of $9.75 per share.

EMPLOYMENT AGREEMENTS

     In May 2000, Mr. Gary O. Marino entered into a new employment agreement with us effective January 1, 2000, which provides that he serve as our Chief Executive Officer. Mr. Marino's agreement replaces and supersedes an employment agreement which Mr. Marino had entered into with us on January 1, 1998. Mr. Marino currently receives a base salary of $650,000 per year. Mr. Marino's base salary is subject to increases in accordance with the Consumer Price Index, as well as additional increases in the discretion of our board of directors. Furthermore, Mr. Marino is eligible to receive bonuses as determined by our board of directors. Mr. Marino is also entitled to a $1,000 monthly car allowance. Under Mr. Marino's agreement, Mr. Marino is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees. In addition, Mr. Marino's agreement ratified the issuance to him on December 31, 1999 of options to purchase an aggregate of 500,000 shares of our common stock at an exercise price of $9.00 per share. Two-thirds of these options are currently exercisable, and another one-third of these options will vest on January 1, 2002. The options have a term of 10 years. Mr. Marino's agreement has an initial term expiring on December 31, 2002 and is subject to automatic one year renewal terms, unless Mr. Marino notifies us or we notify Mr. Marino of non-renewal 180 days prior to the expiration of the then current term. Mr. Marino's agreement also contains non-competition provisions applicable to Mr. Marino should he resign from his position with us or we terminate him with cause.

     In May 2000, Mr. Donald D. Redfearn also entered into an employment agreement with us, effective January 1, 2000, which provides that he serve as our Chief Administrative Officer, Executive Vice President and Secretary. Mr. Redfearn currently receives a base salary of $325,000 per year. Mr. Redfearn's base salary is subject to increase in the discretion of our board of directors. Furthermore, Mr. Redfearn is eligible to receive bonuses as determined by our board of directors. Under Mr. Redfearn's agreement, Mr. Redfearn is entitled to those benefits (including medical, dental, disability and life insurance) as we and our subsidiaries typically provide to our employees. Mr. Redfearn's agreement has an initial term expiring on December 31, 2001 and is subject to automatic one year renewal terms, unless Mr. Redfearn notifies us or we notify Mr. Redfearn of non-renewal 180 days prior to the expiration of the then current term. Mr. Redfearn's agreement also contains non-competition provisions applicable to Mr. Redfearn should he resign from his position with us or we terminate him with cause.

     On April 4, 2001, Marinus Van Onselen entered into an employment agreement with Freight Australia, our Australian subsidiary, which provides that he serve as Fright Australia's Chief Executive Officer. Under Mr. Van Onselen's agreement, Mr. Van Onselen receives a base salary of AUS$375,000 (USD 190,000 if calculated with the exchange rate effective as of the record date) per year. Mr. Van Onselen's base salary is subject to increases in accordance with the Consumer Price Index applicable to the Melbourne region as well as additional increases in the discretion of the board of directors of Freight Australia. Mr. Van Onselen also receives bonus compensation in an amount equal to 1% of the pre-tax profit earned by Freight Australia, payable 30 days after completion of each audited year-end financial statement.

     Mr. Van Onselen's agreement has an initial term expiring on December 30, 2004 and is subject to automatic two year renewal terms, unless Mr. Van Onselen notifies us or we notify Mr. Van Onselen of non-renewal no later than the second year of the then current extended period. In the event a change of control occurs and, as a result, (a) Mr. Van Onselen's employment with us is terminated for reasons other than serious misconduct or (b) Mr. Van Onselen terminates his employment due to a material reduction in his compensation or employee-related benefits or a change in his status as the Chief Executive Officer of Freight Australia, Mr. Van Onselen is entitled to receive on the date of termination a lump sum equal to 200% of his total compensation for the 12 month period prior to the date of termination.

     We have also entered into change in control severance agreements with each of Mr. Marino, Mr. Redfearn, W. Graham Claytor, III and Gary Spiegel. These severance agreements are in addition to the above-described employment agreements. Each severance agreement generally provides that in the event of a change in control of our company, we will continue to employ the officer under the severance agreement for a period of three years following the change in control or, if earlier, until the first day of the month after the officer reaches age 65. During this three year employment period, the officer will:

          (a) receive a monthly salary at least equal to the highest monthly salary paid to the officer during the twelve months preceding the change in control;

          (b) receive, on an annual basis, a cash bonus at least equal to the average annual bonus paid to the officer in the three fiscal years immediately preceding the change in control or, if greater, the bonus that would have been paid to the officer for the fiscal year in which the change in control occurs based upon the same formula, terms and conditions for the bonuses for the immediately preceding fiscal year;

          (c) continue to be eligible to participate in our welfare benefit plans, incentive, savings and retirement plans and other fringe benefit plans, on at least as favorable terms as those in place before the change in control; and

          (d) receive reimbursement for reasonable business expenses.

     The severance agreements provide for various termination payments if we terminate the employment of the officer prior to the end of the three year employment period. If we terminate the officer's employment without cause or the officer terminates his employment for good reason, including the case in which he terminates his employment for any reason during the 30-day period immediately following the first anniversary of the effective date of the change in control, the officer will receive, as a lump sum payment:

          (a) any accrued but unpaid base salary and bonus through the date of termination;

          (b) a pro rata portion of the bonus otherwise payable to the officer for the fiscal year in which the termination occurs;

          (c) an amount equal to a specified multiple of the sum of the officer's base salary and bonus;

          (d) an amount equal to the value of the portion of the officer's benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under these plans by reason of the termination;

          (e) a continuation of the health, dental, disability and life insurance benefits for the officer and his or her family for the remainder of the three year employment period; and

          (f) an amount equal to the value of unused vacation days that have accumulated during the calendar year in which the termination occurs.

     The multiple referred to in (c) above is 3x for Mr. Marino and Mr. Redfearn and 2x for Mr. Claytor and Mr. Spiegel.

     If we terminate the officer's employment with cause or the officer terminates employment without good reason, the officer will be entitled to receive only those amounts which have accrued but have not yet been paid to the officer. Each severance agreement requires us to reimburse the officer, on a fully grossed-up basis, for any excise tax imposed upon the officer as a result of any payments constituting excess parachute payments.

     For purposes of these severance agreements, the term change in control generally means any of the following:

          (a) any person, entity or group acquires ownership of 33 1/3% percent or more of either the outstanding shares of our common stock or the combined voting power of our outstanding voting securities,

          (b) the individuals who as of the date of the severance agreement constitute our board of directors, and/or future directors approved by the incumbent board, cease for any reason to constitute at least a majority of our board of directors, or

          (c) our stockholders approve:

             (1) a reorganization, merger or consolidation with respect to which persons who were our stockholders immediately prior to this reorganization, merger or consolidation do not, immediately afterwards, own more than 66 2/3% of the combined voting power of the resulting company,

             (2) our liquidation or dissolution, or

             (3) the sale of all or substantially all of our assets.

STOCK OPTION AND BONUS PLANS

     1995 STOCK INCENTIVE PLAN. Effective January 1, 1995, we adopted the 1995 Stock Incentive Plan under which our key personnel are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, stock appreciation rights, stock bonuses, restricted stock awards, performance units and phantom stock units, and awards consisting of combinations of these incentives. We have reserved 1,000,000 shares of our common stock for the grant of options under the 1995 Stock Incentive Plan. As of the record date, options to purchase an aggregate of 220,250 shares of our common stock were outstanding under the 1995 Stock Incentive Plan.

     1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Effective January 1, 1995, our board of directors adopted the 1995 Non-Employee Directors Plan, under which, as amended and restated effective April 8, 1999 and further amended on June 22, 2000, 750,000 shares of our common stock have been reserved for issuance. Under the directors plan, our directors who are not also employees of ours are granted options to purchase our common stock upon election to our board of directors. The directors plan is administered by the compensation committee, the members of which are also participants in the directors plan. Subject to the provisions of the directors plan, the compensation committee has sole discretionary authority to construe, interpret and apply the terms of the directors plan, to determine all questions under the directors plan, and to adopt and amend any rules and regulations for the administration of the directors plan as it may deem desirable.

     Under the terms of the directors plan, each non-employee director is granted an option to purchase 50,000 shares of our common stock on the date that person is first elected to become a director of ours. The term of the directors plan is ten years from the effective date, after which no further options will be granted under it. Options granted under the directors plan expire ten years from the date of grant. The exercise price per share of each option granted under the directors plan will be the fair market value of our common stock on the date prior to the date the option is granted. Options granted under the directors plan vest over a period of three years at the rate of one-third on the date of grant and then one-third annually on each of the two consecutive anniversaries of the date of grant, provided the non-employee director to whom the options are granted continues to serve as a director on each of these vesting dates. As of the record date, options to purchase an aggregate of 595,000 shares of our common stock were outstanding under the directors plan.

     1995 EMPLOYEE STOCK PURCHASE PLAN. Our board of directors has adopted, effective January 1, 1995, the 1995 Employee Stock Purchase Plan, under which 250,000 shares of our common stock are reserved for issuance. During the first quarter of 1996, we implemented the stock purchase plan. The stock purchase plan, which is designed to qualify under Section 423 of the Internal Revenue Code, is designed to encourage stock ownership by our employees. All of our employees other than members of our board of directors and owners of 5% or more of our common stock are eligible to participate in the stock purchase plan, with some exceptions, if they are employed by us for at least 20 hours per week and more than five months per year. No employee is eligible to participate who, after the grant of options under the stock purchase plan, owns (including all shares which may be purchased under any outstanding option) 5% or more of our common stock.

     On January 1 of each year, the enrollment date, we will grant to each participant an option to purchase on December 31, the exercise date of that year, at a purchase price determined in the manner described below, the number of full shares of our common stock which his or her accumulated payroll deductions on the exercise date will purchase at the purchase price. The purchase price will be the lesser of:

          (i) a percentage (not less than 85%) of the fair market value of our common stock on the enrollment date, or

          (ii) a percentage (not less than 85%) of the fair market value of our common stock on the exercise date.

     As soon as practicable after any exercise date on which a purchase of shares of our common stock occurs, we will deliver to each participant a certificate representing the shares purchased upon exercise of his or her option; however, the compensation committee may determine to hold a participant's certificates until the participant ceases participation in the stock purchase plan or requests delivery of the certificates.

     1998 EXECUTIVE INCENTIVE COMPENSATION PLAN. In April 1998, our board of directors adopted our 1998 Executive Incentive Compensation Plan, which was approved by our stockholders in June 1998 and later amended on June 22, 2000. The terms of the 1998 incentive plan provide for grants of stock options, stock appreciation rights, or SARS, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The 1998 incentive plan supersedes our 1995 Stock Incentive Plan. The effective date of the 1998 incentive plan was April 16, 1998. As of the record date, options to purchase an aggregate of 1,680,832 shares of our common stock were outstanding under the 1998 incentive plan.

     Although some types of awards authorized under the 1998 incentive plan are similar to those under the preexisting plan, our board of directors determined to adopt an entirely new plan in order to respond to a number of changes and proposed changes relating to Rule 16b-3 under the Securities Exchange Act of 1934 and regulations under Section 162(m) of the Internal Revenue Code of 1986, to broaden the types of performance goals that may be set and the types of awards that may be granted by the compensation committee of our board of directors and otherwise to add flexibility to annual incentive awards and other performance-based awards intended to qualify for corporate tax deductions under
Section 162(m), to increase the number of shares of our common stock that may be subject to awards, and to otherwise adopt provisions intended to enable the compensation committee to better promote the goals of our compensation policies and programs, as discussed above.

     Shares Available for Awards; Annual Per-Person Limitations. Under the 1998 incentive plan, as amended, the maximum number of shares of our common stock that may be subject to the granting of awards under the 1998 incentive plan at any time during the term of the 1998 incentive plan is equal to the sum of (i) 15% of the number of shares of our common stock that were outstanding as of April 15, 2000, plus (ii) 15% of the number of shares of our common stock issued after April 15, 2000 (including any shares issued as a result of conversions of our preferred stock and/or debt obligations into shares of our common stock), plus (iii) the number of shares of our common stock that are surrendered in payment of any awards or any tax withholding with regard to the awards, minus (iv) the number of shares that then are subject to outstanding awards under the preexisting plan. As of the record date, this maximum number equaled 2,450,158 shares.

     In addition, the 1998 incentive plan imposes individual limitations on the amount of some awards in part to comply with section 162(m) of the tax code. Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other obligations of ours, and other stock-based awards granted to any one participant may not exceed 4% of the number of shares of our common stock issued and outstanding as of April 15, 2000, or 791,952 shares. The maximum amount that may be paid out as an annual incentive award or other cash award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $2,000,000. The 1998 Incentive Plan currently limits the number of shares which may be issued pursuant to incentive stock options to 930,000 shares.

     The compensation committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards, including adjustments to exercise prices of options and other affected terms of awards, in the event that a dividend or other distribution, whether in cash, shares of our common stock or other property, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The compensation committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

     Eligibility. Our officers, directors, employees and independent contractors and the officers, directors, employees and independent contractors of our subsidiaries are eligible to receive awards under the 1998 incentive plan. Independent contractors are not eligible to receive any awards other than stock options. An employee on leave of absence may be considered as still in our employ for purposes of eligibility for participation in the 1998 incentive plan.

     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Effective November 1999, we adopted a Supplemental Executive Retirement Plan. The retirement plan is intended to be funded through insurance products. In early 2001, we elected not to retain the current administrator of the retirement plan. We have not yet appointed a replacement administrator.

     LONG TERM INCENTIVE PLAN. On January 25, 2001, our board of directors approved the implementation of the 2001 Long Term Incentive Plan, or LTIP. The purpose of the LTIP is to provide management the opportunity to increase their equity ownership in our Company and to provide an additional incentive to reward and retain qualified competent persons, upon whose efforts and judgment our success is largely dependent, by providing an opportunity for them to receive additional compensation depending upon the attainment of key business objectives over a three-year period. The LTIP will have an effective date of January 1, 2001. The LTIP will be administered by the Compensation Committee of our board of directors. Set forth below are the material terms that will govern the LTIP.

     Eligibility. Our key executive employees who are designated by the Compensation Committee will be eligible to participate in the plan. Participants will be divided into two tiers: Tier I consists of high level executive officers selected by the Compensation Committee and Tier II will consist of other key executive employees selected by the Compensation Committee. In the future the LTIP will require participating executives to maintain a prescribed stock ownership percentage in order to participant.

     Awards. The LTIP provides an opportunity for a participant to receive an award at the end of a three year performance cycle. As of the first day of the performance cycle, the Compensation Committee will establish (a) an aggregate target amount payable, or aggregate target pool, under the LTIP, and (b) individual target award amounts that each participant may earn, which will be equal to a stated percentage of the participant's base salary. The individual target amount for Tier I participants will be equal to 100% of base salary, the individual target amount for some Tier II participants will be 60% of base salary and the individual target amount for some other Tier II participants will be 40% of base salary.

     The amount of the award that a participant will be eligible to receive from the aggregate target pool will be determined by a stated formula based upon the compounded growth in our annual earnings per share over the performance cycle. If, at the end of the three year performance cycle, we have an annual earnings per share growth of at least 8% but less than 10%, then the amount of the award that a participant will receive will be equal to 75% of his or her individual target amount. If we have an annual earnings per share growth of at least 10% but less than 12%, then the amount of the award that a participant will receive will be equal to 100% of his or her individual target amount If we have an annual earnings per share growth of at least 12%, then the amount of the award that a participant will receive will be equal to 125% of his or her individual target amount.

     After the end of the performance cycle, the Compensation Committee will determine and certify the amount of any awards payable to each participant in the LTIP. Awards earned under the LTIP will be payable to participants 50% in cash and 50% in shares of our common stock.

OPTION/SAR GRANT TABLE

     There were no stock appreciation rights granted during 2000. The table below sets forth the following information with respect to options granted to the named executive officers during the year ended December 31, 2000:

     - the number of shares of common stock underlying options granted during the year;

     - the percentage that those options represent of all options granted to employees during the year;

     - the exercise price;

     - the expiration date; and

     - the potential realizable value of each grant of options assuming that the market price of the common stock appreciates in value from the date of grant to the end of the option term at an annual rate of 5% and 10%, respectively.

                                                                                            POTENTIAL REALIZABLE VALUE
                                      NUMBER OF      % OF TOTAL                              AT ASSUMED ANNUAL RATES
                                      SECURITIES    OPTIONS/SARS                           OF STOCK PRICE APPRECIATION
                                      UNDERLYING     GRANTED TO    EXERCISE                      FOR OPTION TERM
                                     OPTIONS/SARS   EMPLOYEES IN    PRICE     EXPIRATION   ----------------------------
NAME                                  GRANTED(#)    FISCAL YEAR     ($/SH)       DATE         5%($)           10%($)
----                                 ------------   ------------   --------   ----------   ------------    ------------
Gary O. Marino.....................     50,000           5%         $8.75       4/8/09       241,000         594,000
Donald D. Redfearn.................     20,000           2%         $8.75       4/8/09        96,400         237,600
                                        33,333           3%         $6.50      8/30/10       136,332         345,330
W. Graham Claytor III..............     11,500           1%         $8.75       4/8/09        55,430         136,620
                                        14,000           2%         $6.50      8/30/10        77,710         225,720
Robert B. Coward...................     11,500           1%         $8.75       4/8/09        55,430         136,620
Gary M. Spiegel....................     50,000           5%         $6.25      8/26/10       196,500         498,000
Marinus van Onselen................     15,000           1%         $6.50      8/30/10        61,350         155,400

OPTION EXERCISES AND VALUES FOR 2000

     The table below sets forth the following information with respect to stock options held by the named executive officers at December 31, 2000:

     - the number of shares of common stock acquired upon exercise of options during 2000;

     - the aggregate dollar value realized upon the exercise of those options;

     - the total number of exercisable and nonexercisable stock options held at December 31, 2000; and

     - the aggregate dollar value of in-the-money exercisable options at December 31, 2000.

                                                                           NUMBER OF SECURITIES
                                                                          UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                              SHARES                      OPTIONS AT DECEMBER 31,        THE-MONEY OPTIONS AT
                                             ACQUIRED        VALUE                2000(#)               DECEMBER 31, 2000($)(1)
                                                ON         REALIZED     ---------------------------   ---------------------------
NAME                                        EXERCISE(#)       ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                        -----------   -----------   -----------   -------------   -----------   -------------
Gary O. Marino............................       --            --         765,833        366,667       1,171,659           --
Donald D. Redfearn........................       --            --         196,111         72,222         294,591       41,321
W. Graham Claytor III.....................       --            --          49,500         37,500         106,283       23,610
Robert B. Coward..........................       --            --          43,167         24,833          84,272        6,389
Gary M. Spiegel...........................       --            --          16,667         33,333          26,563       33,127
Marinus van Onselen.......................       --            --          13,333         26,667           7,969       15,938

---------------

(1) The closing sale price of our common stock on December 31, 2000 as reported by Nasdaq was $7.8438 per share. Value is calculated by multiplying (a) the difference between $7.8438 and each option exercise price by (b) the number of shares of our common stock underlying the option.

           AUDIT COMMITTEE REPORT -- COMPENSATION COMMITTEE REPORT --
                               PERFORMANCE GRAPH

     The following Report of the Audit Committee and the Report of the Compensation Committee and the Performance Graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

                         REPORT OF THE AUDIT COMMITTEE

     The members of the Audit Committee are each a non-employee member of our board of directors and two of the members, Richard Rampell, the Audit Committee's chairman, and John Sullivan, are independent from our management as required by the rules of the National Association of Securities Dealers. The third member, Douglas Nichols, may not be independent due to transactions entered into in prior years between us and First London Securities Corporation, a company of which Mr. Nichols is President and principal shareholder. Our board of directors made the determination that Mr. Nichols' membership on the Audit Committee is required in the best interests of our Company and our stockholders due to his extensive experience with accounting concepts and procedures. The board of directors has adopted a written charter for the audit committee, which is included as an appendix to this proxy statement as required by the rules of the Securities and Exchange Commission. The Audit Committee oversees our processes related to financial reporting, internal control, auditing and regulatory compliance activities on behalf of our board of directors. The Audit Committee also recommends to the board of directors the selection of independent auditors. The Audit Committee's role is limited to this oversight. Management and our independent auditors are responsible for planning or conducting audits, determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and assuring compliance with applicable laws and regulations and our business conduct guidelines.

     In performing its oversight function, the Audit Committee reviewed and discussed our 2000 audited financial statements with management and the independent auditors. The Audit Committee also discussed with our independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, which relates to the conduct of our audit, including our auditors' judgment about the quality of the accounting principles applied in our 2000 audited financial statements. The Audit Committee received the written disclosures and the letter from our independent auditors required by Independence Standards Board No. 1, Independence Discussions With Audit Committees, and has discussed with our auditors their independence from management and us. The Audit Committee also considered the compatibility of any nonaudit services provided by our independent auditors with their independence.

     The Audit Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held 5 meetings during fiscal year 2000. Based upon the reports and discussions described in this report, the Audit Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                               MEMBERS OF THE AUDIT COMMITTEE

                                               Richard Rampell, Chairman
                                               Douglas R. Nichols
                                               John M. Sullivan

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee has responsibility for matters related to compensation, including compensation policy, approval of salaries, bonuses and other compensation for our executive officers and administration of our various compensation and stock plans.

     Our executive compensation policy is designed to enable us to attract, motivate and retain highly qualified executive officers and reward executives for achieving financial, operating and individual objectives that produce a corresponding and direct return to our stockholders in both the long-term and the short-term. The key components of our compensation program are base salary, annual incentive bonus awards and equity participation in the form of stock options. The Compensation Committee seeks to ensure that an appropriate relationship exists between executive pay and corporate performance. In arriving at specific levels of compensation for executive officers, the Compensation Committee has relied on the recommendations of management, measurement of our performance through a comparison of benchmarks against a business plan that has been previously approved by our board of directors, consultation with an outside, independent management compensation consulting firm and the experience of committee members and their knowledge of compensation paid by other similar transportation companies.

     Executive officers are also entitled to customary benefits generally available to all of our employees, including group medical, dental, and life insurance and our 401(k) plan and our stock purchase plan. We have employment agreements with Gary O. Marino, our Chief Executive Officer and Chairman, Donald
D. Redfearn, our Chief Administrative Officer, Executive Vice President and Secretary, and Marinus Van Onselen, the Chief Executive Officer of Freight Australia, our Australian subsidiary, to provide them with the employment security and severance deemed necessary by the Compensation Committee to retain them.

COMPONENTS OF EXECUTIVE COMPENSATION

     BASE SALARY. In addition to complying with the requirements of the employment agreements of Mr. Marino, Mr. Redfearn and Mr. Van Onselen, compensation for each of the executive officers for 2000 was based on the executive's duties and responsibilities, our performance, both financial and otherwise, and the success of the executive in developing and executing our marketing, financing and strategic plans, as appropriate. With the exception of Mr. Marino, salaries for each of the executive officers was based upon recommendations of Mr. Marino, subject to the review and approval of our board of directors. Mr. Marino's agreement and salary was determined by our board of directors in consultation with an outside, independent management compensation consulting firm which provided data concerning compensation of chief executive officers at companies of similar size. Specifically, Mr. Marino's compensation was set at the 75th percentile among the sample set of chief executive officers. Our board of directors decided to select the 75th percentile as the bench mark for Mr. Marino's salary as opposed to the median due to its determination that, under Mr. Marino's leadership, various benchmarks and goals outlined below had been exceeded.

     BONUS. Executive officers received cash bonuses for the 2000 fiscal year ranging from approximately 42% to 120% of base salary based on the degree we achieved our financial and other objectives and based on the extent to which each officer achieved his or her individual objectives as approved by the compensation committee. Performance of each executive officer is measured against an approved business plan that is adopted each year by our board of directors at the end of the previous year. The benchmarks measured by our board of directors in making its determination are earnings per share, return on equity, pre-tax income and return on assets, as defined in the plan. The board of directors may also take into consideration other accomplishments achieved during the year, such as acquisitions and other important benchmarks. In the case of Mr. Marino, we achieved amounts greater than the desired level of performance as measured by each benchmark outlined above, and he was eligible to receive an amount equal to 120% of his base salary. The actual achieved amounts as a percentage of the approved plan were as follows for the year 2000: 119% of earnings per share, 105% of growth in earnings per share, 180% of return on equity, 147% of pre-tax income, and 195% of return on assets. Other achievements taken into account in 2000 were the consummation and integration of the acquisition of RailTex, Inc., the refinancing of our debt and that of RailTex, the permanent refinancing of outstanding bridge loans, and our successful asset rationalization program. For 2001, if we achieve the desired level of performance, Mr. Marino will receive an amount equal to 75% of his base salary. If performance surpasses the predetermined levels, then Mr. Marino will be eligible to receive an amount up to 150% of his base salary. On January 25, 2001, our board of directors determined to increase Mr. Marino's base salary to $650,000 and, in addition, granted to him 10,000 shares of our common stock, with a market value at the time of grant of approximately $78,438 plus an amount of cash equal to the "gross-up" amount necessary to account for withholding taxes. This increase and the grant of stock were made in connection with the determination of our board of directors that Mr. Marino's leadership assisted us in surpassing our predetermined goals.

     STOCK OPTIONS. Equity participation is a key component of our executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and expected contribution to our development. Options are designed to retain executive officers and motivate them to enhance stockholder value by aligning their financial interests with those of our stockholders. Stock options provide an effective incentive for management to create stockholder value over the long-term since the option value depends on appreciation in the price of our common stock over a number of years. With the exception of Mr. Marino, the number of options received by each executive officer is based upon recommendation by Mr. Marino and consultations by our board of directors with the management compensation consulting firm described above.

                                               MEMBERS OF THE COMPENSATION
                                               COMMITTEE

                                               Ferd. C. Meyer, Jr., Chairman
                                               William G. Pagonis
                                               Charles Swinburn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The membership of the compensation committee of our board of directors in 2000 consisted of Ferd. C. Meyer, Jr., William G. Pagonis and Charles Swinburn. No member of the compensation committee is now or ever was an officer or an employee of ours. No executive officer of ours serves as a member of the compensation committee of our board of directors of any entity one or more of whose executive officers serves as a member of our board of directors or compensation committee. There were no compensation committee interlocks during fiscal 2000.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires us to present a line graph comparing cumulative stockholder returns on an indexed basis with the Total Return Index for the Nasdaq Stock Market (U.S. and foreign) or another broad-based index, and either a nationally-recognized industry standard or a group of peer companies selected by us. We have selected, for purposes of this comparison, Nasdaq Trucking and Transportation Stocks. The graph is to present the shorter of 5 years or the period our common stock has been registered under
Section 12 of the Securities Exchange Act of 1934. The graph assumes that $100 was invested on December 31, 1995 in each of our common stock, the Total Return Index for the Nasdaq Stock Market (U.S. and foreign) and the peer group consisting of Nasdaq Trucking and Transportation Stocks, and that all dividends were reinvested.

              COMPARISON OF FIVE -- YEAR CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPH FOR
                               RAILAMERICA, INC.

                                                                             NASDAQ STOCK MARKET (US        NASDAQ TRUCKING &
                                                    RAILAMERICA, INC.              & FOREIGN)             TRANSPORTATION STOCKS
                                                    -----------------        -----------------------      ---------------------
12/29/1995                                                100.0                       100.0                       100.0
12/31/1996                                                134.5                       122.4                       110.4
12/31/1997                                                177.6                       149.4                       141.3
12/31/1998                                                284.5                       206.9                       127.1
12/31/1999                                                286.2                       385.8                       122.8
12/29/2000                                                216.4                       282.7                       111.6

                              CERTAIN TRANSACTIONS

     During 1997, we sold substantially all of the assets of our wholly-owned subsidiary, Gettysburg Railway, to a company owned by Mr. John Marino. The sale price was $1.45 million, which consisted of cash in the amount of $300,000, an $800,000 promissory note bearing interest at 8.5% per annum due June 30, 1998 and a $350,000 mortgage note bearing interest at 8.5% per annum, which calls for monthly payments of $3,037, and has a maturity date of June 30, 2003. The principal and accrued interest on the $800,000 promissory note were repaid in February 2001.

     In connection with Gary Marino's former employment agreement with us, Mr. Marino acquired shares of our common stock, the consideration for which was a promissory note issued by Mr. Marino to us. So long as

Mr. Marino remained employed as our Chief Executive Officer, the note was forgiven and the stock was granted. This note has been fully satisfied as of the end of 2000. See "Executive Compensation".

     We believe that the transactions described above were on terms comparable to these which might have been obtained from unaffiliated parties.

                                 OTHER BUSINESS

     Our board of directors knows of no other business to be brought before the annual meeting. If, however, any other business should properly come before the annual meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              INDEPENDENT AUDITORS

     We intend to retain PricewaterhouseCoopers LLP as our independent auditors for 2001. PricewaterhouseCoopers LLP has served as our independent auditors since prior to our initial public offering in 1992.

     Representatives of PricewaterhouseCoopers LLP will attend the meeting and will be available to respond to questions from our stockholders. The representatives do not intend to make a statement.

     The fees billed by PricewaterhouseCoopers LLP for services rendered to us and our subsidiaries in 2000 were as follows:

  Audit Fees

     For the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for reviews of interim financial information included in our Quarterly Reports on Form 10-Q for that fiscal year, $330,000.

  Financial Information Systems Design and Implementation Fees

     For financial information systems design and implementation for the fiscal year ended December 31, 2000, $0.00.

  All Other Fees

     For services rendered to us, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees" above, for the fiscal year ended December 31, 2000, $421,259. This total represents fees related to SEC registration statements, accounting consultations, tax services and due diligence.

     The Audit Committee believes that the provision of the services described under "All Other Fees" above was compatible with maintaining
PricewaterhouseCoopers LLP's independence from us or our management.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

     Stockholders interested in presenting a proposal for consideration at our 2002 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, stockholder proposals must be received by our Corporate Secretary no later than January 23, 2002. Any stockholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than January 23, 2002, or that proposal will be considered untimely. If a stockholder proposal is received after May 10, 2002, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2002 annual meeting of stockholders.

                                            By order of the Board of Directors

                                            /s/ Gary O. Marino
                                            GARY O. MARINO
                                            Chairman of the Board, Chief
                                            Executive Officer and President

Boca Raton, Florida
May 16, 2001

                                                                      APPENDIX A

                               RAILAMERICA, INC.
                            AUDIT COMMITTEE CHARTER

--------------------------------------------------------------------------------

                                    PURPOSE
--------------------------------------------------------------------------------

     The primary purpose of the Audit Committee (the "Committee") is to assist the Company's Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; the Company's systems of internal accounting and financial controls; and the external and internal process.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Those duties are the responsibility of management and the independent auditor. In addition, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

     The Committee shall review the adequacy of this Charter on an annual basis.

--------------------------------------------------------------------------------

                                   MEMBERSHIP
--------------------------------------------------------------------------------

     The Committee shall be comprised of not less than three members of the Board, and the Committee's composition shall meet all requirements of the Audit Committee Policy of the NASD.

     Accordingly, all of the members must be directors:

          - who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

          - who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee must have accounting or related financial management expertise.

--------------------------------------------------------------------------------

                              KEY RESPONSIBILITIES
--------------------------------------------------------------------------------

     The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. The content of the agenda for each meeting should be cleared in advance by the Chairman of the Committee. The Committee is to meet in separate executive sessions with the Company's chief financial officer (or, if the Company does not have a chief financial officer, its chief accounting officer), outside auditors and internal audit personnel at least once each year and at other times when considered appropriate.

     Committee members will strive to be present at all meetings of the Committee. As necessary or desirable, the Chairman of the Committee may request that members of management and representatives of the outside auditors and internal audit personnel be present at Committee meetings.

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

          - The Committee shall review with management and the Company's outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. Such review shall occur prior to the filing of the Company's Annual Report on Form 10-K.

          - The Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's Quarterly Reports on Form 10-Q to be filed with the Commission and the matters required to be discussed by SAS No. 61. Such review shall occur prior to the filing of the Company's Quarterly Reports on Form 10-Q.

     The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

     The Committee shall:

          - request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1;

          - discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

          - recommend that the Board take appropriate action to oversee the independence of the outside auditors.

     The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                RAILAMERICA, INC.
                        5300 BROKEN SOUND BOULEVARD, N.W.
                            BOCA RATON, FLORIDA 33487

      THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

         The undersigned holder of Common Stock of RailAmerica, Inc., a Delaware corporation (the "Company"), hereby appoints Gary O. Marino and Donald D. Redfearn, and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the 2001 Annual Meeting of Stockholders of the Company, to be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, on Friday, June 22, 2001, at 10:00 a.m., local time, or at any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) SET FORTH BELOW.

PROPOSAL 1.       Election of Gary O. Marino, Richard Rampell and Douglas R.
                  Nichols as Class III Directors of the Company.

                  [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominee(s) (if any).

                  [ ]      VOTE WITHHELD from all nominees.

                  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2001 Annual Meeting, or at any adjournments or postponements thereof.

                               (SEE REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

         The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Proxy Statement and (iii) the Company's 2000 Annual Report to Stockholders.

                               Dated:                            , 2001
                                      ---------------------------




                               ----------------------------------------
                                              (Signature)




                               ----------------------------------------
                                     (Signature if held jointly)


                               IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.